Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‑8 of Community Trust Bancorp, Inc. (“Corporation”) our reports dated February 28, 2024, relating to the consolidated financial statements of the Corporation and the effectiveness of internal control over financial reporting of the Corporation included in the Corporation’s Annual Report on Form 10‑K for the year ended December 31, 2023.

/s/ Forvis Mazars, LLP

Louisville, Kentucky
November 12, 2024